SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 24, 2002

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
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             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0422028
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

40 Exchange Place, Suite 1607, New York, New York                        10005
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(Address of principal executive offices)                             (Zip Code)

                                 (646) 805-5141
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)







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ITEM 2.  DISPOSITION OF ASSETS.

Merger of MSAC and MSS.

On July 12, 2002 ("Closing Date"), Meta Source Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("MSAC") merged with MetaSource Systems, Inc., a Delaware corporation ("MSS"). MSAC was formed by us for the purpose of effectuating a merger with MSS. The merger transaction between MSS and MSAC was consummated pursuant to an Agreement and Plan of Merger dated April 24, 2002 (the "Merger Agreement"). Prior to the MSS/MSAC Merger and in an effort to satisfy the conditions of the Merger Agreement, MSS had entered into agreements to acquire certain entities: Digit Digital Experiences Limited, a United Kingdom corporation ("Digit"), Global Systems and Technologies Corp., a Virginia corporation ("GSS"), PFA Research Limited, a UK corporation ("PFAR") and Prime Marketing Publications Limited, a UK corporation ("PMP"), which MSS believed complemented its business of providing computer solutions and consulting.

As of December 24, 2002, we have decided not to close three of these acquisitions: PMP, PFAR, and GSS. In the case of PMP and PFAR, our primary reason not closing these acquisitions was a downturn in the business prospects of these companies as our audit was being performed. In the case of GSS, the primary reason not to close the transaction was incomplete financial records as determined in our audit process. We were also having difficulty in receiving cooperation from GSS.

In performing our due diligence on these companies, we collected and verified information regarding financial performance and liability exposure. We further relied on our audit for final confirmation of all information we collected. We agreed to value our acquisitions solely on the results of our audit. Because our audit reflected declining financial performance, we believe we are under no obligation to give consideration for the acquisitions.

We decided to not to close the transaction to acquire PMP because PMP was losing significant amounts of money and PMP management had recently indicated to us that sales visibility remained low. Our management decided it was in the best interest of the shareholders to terminate our relationship with PMP in order to avoid significant losses. We believe our earnings are higher as a result of not closing this transaction. Prior to terminating our relationship with PMP, we had lent and invested over $300,000 to PMP and its principals. Our management intends to pursue all appropriate measures to gain recourse to these funds.

We decided not to close the transaction acquiring PFAR for the same reasons detailed above for PMP. PFAR was losing relatively significant amounts of money and sales visibility remained low for the foreseeable future. Our management decided it was in the best interest of the shareholders to terminate our relationship with PFAR to avoid significant losses. We believe our earnings are higher as a result of not closing the transaction to acquire PFAR.
Prior to terminating our relationship with PFAR, we lent and invested over $15,000 to PFAR and its principals. We decided not to continue funding such losses and we will pursue all appropriate measures to gain recourse to these funds.

We decided not to close the transaction to acquire GSS because our audit of GSS's records revealed incomplete information. Our management decided it was in the best interest of the shareholders to not close on the acquisition in order to limit potential undiscovered liabilities. GSS also failed to cooperate with our audit, as required by the GSS Acquisition Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial information required by this Item will be filed by amendment no later than 75 days following the closing date of the Agreements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MetaSource Group, Inc.


January 7, 2003               By:      /s/ Courtney Smith
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                                       Courtney Smith, President